UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2026

NEXSCIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-274532	92-2915192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

2029 Century Park East, Suite 400

Los Angeles, CA 90067

(Address of principal executive offices)

(City, State, Zip Code)

(310) 494-6620

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EMS Consulting Services, Inc.

On March 31, 2026, the Company entered into a Consulting Agreement with EMS Consulting Services, Inc., an entity controlled by Mr. Eric Sherb (the “EMS Agreement”).  Pursuant to the EMS Agreement, Mr. Sherb will provide financial and accounting services customarily performed by the chief financial officer of a publicly traded company.  As consideration for such services, the Company will pay EMS Consulting Services, Inc. a monthly retainer of $5,000, and Mr. Sherb will receive a one-time grant of 36,000 shares of the Company’s common stock, which will vest in equal installments over a six-month period.  The EMS Agreement has an effective date of April 1, 2026, and may be terminated by either party at any time.

Appointment of Chief Financial Officer

In connection with the EMS Agreement, on April 1, 2026, the Board of Directors of Nexscient appointed Mr. Eric Sherb as the Nexscient’s Chief Financial Officer.  Mr. Sherb is a Certified Public Accountant with 19 years of experience in accounting, financial advisory, audit, and mergers and acquisitions.  He brings to the Company substantial expertise in financial reporting, technical accounting, and strategic finance, with experience serving organizations ranging from early-stage startups to large public companies.

Mr. Sherb began his career at PricewaterhouseCoopers, where he served as a Senior Associate from 2011 to 2013. Following his tenure at PricewaterhouseCoopers, he served as an Audit Manager at RBSM LLP and as a Senior Manager at CFGI.  He later held positions at mid-sized audit and consulting firms, where he advised clients across a broad range of industries and developed extensive experience in both assurance and advisory services.  Mr. Sherb has significant experience in financial reporting and governance matters within the capital markets, including initial public offerings, direct listings, SPAC transactions, and de-SPAC transactions.  He has also served as chief financial officer and financial consultant to several Nasdaq- and OTC-listed companies, most recently Scienture Holdings, Inc. (NASDAQ: SCNX).

Since October 2018, Mr. Sherb has served as the founder and owner of EMS Consulting Services, LLC, where he provides outsourced chief financial officer and accounting advisory services.  His experience includes financial statement preparation and analysis, consolidations, financial modeling, management and investor reporting, bookkeeping oversight, and audit support.

Mr. Sherb has also advised on a wide range of complex transactions, including debt and equity financings, business combinations, and the preparation and filing of registration statements.  In coordination with key stakeholders, including attorneys, underwriters, and transfer agents, he has helped companies establish and enhance their financial infrastructure through systems implementation, compensation planning, and the development of accounting policies, internal controls, and operational processes. Mr. Sherb holds a Bachelor of Business Administration in Accounting and Finance from Emory University.

There are no family relationships between Mr. Sherb and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. In addition, except for the EMS Agreement described above, there are no transactions involving Mr. Sherb requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	EMS Consulting Services Agreement dated March 31, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSCIENT, INC.

Date: April 2, 2026	By:	/s/ Fred E. Tannous
Fred E. Tannous
President & Chief Executive Officer

3